SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                November 29, 2004
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                Date of Report (Date of earliest event reported)


                          Synergy Financial Group, Inc.
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             (Exact name of Registrant as specified in its Charter)


New Jersey                         0-50467                     52-2413926
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(State or other jurisdiction     (File No.)                   (IRS Employer
of incorporation)                                         Identification Number)

       310 North Avenue East, Cranford, New Jersey                07016
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      (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:   (800) 693-3838
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                                 Not Applicable
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         (Former name or former address, if changed since last Report)



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     [ ] Pre-commencement communications pursuant to Rul 14d-2(b) under the
         Exchange Act
     [ ] Pre-commencement communications pursuant to Rul 13e-4(c) under the Exchange Act

                          SYNERGY FINANCIAL GROUP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
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Item 8.01 Other Events
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         The Form 8-K filed by the Registrant on November 24, 2004 incorrectly stated under this Item 8.01 that the Rights Agreement was triggered upon an Acquiring Person beneficially owning 10% or more of the Common Stock. As set forth below and as disclosed in the Press Release and Rights Agreement in Exhibits 4 and 99, respectively, attached to the November 24, 2004 Form 8-K, the Rights Agreement is triggered at 15%, not 10%.

         On November 23, 2004, the Board of Directors of Synergy Financial Group, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on December 6, 2004. Each Right entitles the registered holder to purchase from the Company one share of Common Stock on the date of exercise, at a Purchase Price of $40, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 6, 2004 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 6, 2014, unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that at any time following the Rights Dividend Declaration Date, a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, each holder of a Right (other than Rights held by the party triggering the Rights and certain transferees which are voided) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company, subject to certain limitations) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $40 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80 worth of Common Stock (or other consideration, as noted above) for $40. Assuming that the Common Stock had a per share value of $11.07 at such time, the holder of each valid Right would be entitled to purchase 7.23 shares of Common Stock for $40.

         The Board may, at its option, at any time after a person becomes an Acquiring Person, exchange all or part of the outstanding Rights (other than Rights owned by an Acquiring Person, its affiliates, associates or transferees, which will become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

         In the event that, at any time following the date that any Person becomes an Acquiring Person, (i) the Company engages in certain mergers or other business combination transactions or (ii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, per Right (subject to adjustment).

         The Purchase Price payable, and the number of shares of Common Stock (or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

         No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock and in lieu thereof an adjustment in cash will be made. For fractional shares of Common Stock, the adjustment will be based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Any of the provisions of the Rights Agreement may be amended prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

Item 9.01.   Financial Statements and Exhibits
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         (c) Exhibits:

               4 Rights Agreement, dated as of November 23, 2004, by and between Synergy Financial Group, Inc. and Registrar and Transfer Company, as Rights Agent (including Form of Rights Certificate attached as Exhibit A and Summary of Rights attached as Exhibit B) (Incorporated by reference to Current Report on Form 8-K filed with the SEC on November 24, 2004)

               99 Press Release, dated November 24, 2004 (Incorporated by reference to Current Report on Form 8-K filed with the SEC on November 24, 2004)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            SYNERGY FINANCIAL GROUP, INC.



 Date: November 29, 2004                By: /s/John S. Fiore
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                                            John S. Fiore
                                            President
                                            and Chief Executive Officer